EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

     This Agreement ("Agreement") is entered into by and between Andrew Zaref ("Employee") and Westwood One, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, the Company desires to engage the services of Employee and the Employee wishes to serve as the Chief Financial Officer of the Company on the terms and conditions herein contained; and

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Employment. The Company hereby employs Employee, and Employee accepts such employment, and agrees to devote Employee's full time and efforts to the interests of the Company upon the terms and conditions hereinafter set forth.

     2.  Term  of  Employment.   Subject  to  the  provisions  for   termination
hereinafter provided, Employee's term of employment by the Company shall commence no later than January 1, 2004 (the "Effective Date") and unless terminated by the Company or Employee pursuant to this Agreement shall continue in effect until December 31, 2006 (the "Term"). Employee shall be based in Company's New York City office.

     3. Services to be Rendered by Employee.

     (a) During the Employment Period, Employee shall serve as the Chief Financial Officer of the Company. Subject to the direction of the Chief Executive Officer, Employee shall perform such duties as from time to time may be delegated to Employee. Employee shall devote all of Employee's professional time, energy and ability to the proper and efficient conduct of the Company's business. Employee shall observe and comply with all reasonable lawful directions and instructions by and on the part of the Chief Executive Officer and endeavor to promote the interests of the Company and not at any time do anything within the control of the Employee which may cause or tend to be likely to cause any loss or damage to the Company in business, reputation or otherwise.

     (b) The Company may, in its sole discretion, restrict, expand, change or otherwise alter the Employee's duties, title or responsibilities. Any change shall be binding on Employee for all purposes of this Agreement.

     (c) Employee acknowledges that Employee will comply with his duties under applicable laws and therein have and owe fiduciary duties to the Company and its shareholders including, without limitation, the duties of care, confidentiality and loyalty.

     (d) Employee acknowledges that Employee has received a copy of the Company's Sexual Harassment Policies and Procedures, Code of Ethics and Conflicts of Interest Policy, and understands and has acknowledged such policies.

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     4. Compensation.

     (a) Base Salary. For the services to be rendered by Employee during Employee's employment by the Company, the Company shall pay Employee, and Employee agrees to accept, an annual base salary (the "Base Salary") of $350,000 for the period January 1, 2004 through December 31, 2004 (Year One), $375,000 for the period January 1, 2005 through December 31, 2005 (Year Two) and $400,000 for the period January 1, 2006 to December 31, 2006 (Year Three).

     (b) Discretionary Bonus. Employee shall be eligible for a discretionary bonus target of $150,000 for Year One, $175,000 for Year Two and $200,000 for Year Three in the sole and absolute discretion of the Chief Executive Officer, Board of Directors or its Compensation Committee. For Year One only, Employee shall receive no less than $100,000 in bonus provided that the Company meets its annual financial objectives and targets for the 2004 calendar year. Any bonus awarded will be payable in accordance with the Company's normal payroll practices payable in February of the subsequent year. Employee shall not be eligible for any bonus for a calendar year, pro-rated or otherwise, if the Employee is not an Employee of the Company: (i) at the end of the applicable contract year; (ii) if Employee has breached this Agreement.

     (c) Stock Options. At the next meeting of the Compensation Committee of the Board of Directors, you shall be awarded a grant of fifty thousand (50,000) options to purchase Company's Common Stock, under the Company's Stock Option Plan, with an exercise price equal to the closing price of a share of the Common Stock on the grant date.

     In addition, during your employment under this Agreement, at the discretion of the Board of Directors or a Committee of the Board you shall be eligible to receive 50,000 stock options per annum subject to the Company's Stock Option Plan. The grant dates shall be consistent with the Company's annual Employee grant date.

     (d) Paydates; Customary Employee Deductions. Employee's Base Salary shall be payable semi-monthly in arrears on the fifteenth day and on the last day of each calendar month or such other date in conformity with the Company's payroll policies in effect from time to time. For any and all compensation or bonus paid by the Company to Employee if any, pursuant to this Section 4, the Company shall be entitled to deduct income tax withholdings, social security and other customary employee deductions in conformity with the Company's payroll policies in effect from time to time.

     5. Expenses. Subject to compliance by Employee with such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Company, the Company shall reimburse Employee, or cause Employee to be reimbursed, in cash for all reasonable expenses including for purposes of clarity, reasonable costs associated with professional organizations, training, etc. accompanied by receipts. The Company currently maintains trade relationships for restaurants, hotels, automobile rentals, courier services, promotional items, etc. which may be used from time to time to cover ordinary and necessary expenses of Employee.

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     6. Benefits.

     (a) Company Plans; Insurance. During the Employment Period, Employee shall be entitled to participate in all benefit plans, programs, group insurance policies, vacation sick leave and other benefits that may from time to time be established by the Company for its employees, provided that Employee is eligible under the respective provisions thereof.

     (b) Vacation. Employee shall be entitled each year to a vacation in accordance with the prevailing practice of the Company in regard to vacations for its employees.

     7. Termination of Employment.

     (a). Termination for Cause. During the Employment Period, the Company shall have the right to terminate the employment of Employee hereunder immediately by giving notice thereof to Employee in the event of any of the following:

          (i) if Employee has (a) willfully failed, refused or habitually has neglected to carry out or to perform the reasonable duties required of Employee hereunder or otherwise breached any provision of this Agreement (other than Sections 8, 9 and 12 hereof, which are governed by Section 7(a)(iv) hereof); (b) willfully breached any statutory or common law duty; or (c) breached Section 3(c) or 3(d) of this Agreement.

          (ii) if Employee commits a felony or a crime involving moral turpitude or if the Company, acting in good faith and upon reasonable grounds, determines that Employee has willfully engaged in conduct which would injure the reputation of the Company or otherwise adversely affect its interest if Employee were retained as an employee of the Company;

          (iii) if Employee breaches any of the provisions of Section 8, 9 or 12 hereof or breaches any of the terms or obligations of any other noncompetition and/or confidentiality agreements entered into between Employee and the Company, or the Company's Related Entities (as defined in Section 20 hereof), if any; or

          (iv) if Employee steals or embezzles assets of the Company,

          (v) in the event of any  termination  of  employment  pursuant to this
          Section 7A, Employee shall be entitled to receive (i) the Base Salary herein provided prorated to the date of such termination, (ii) Employee's present entitlement, if any, under the Company's employee benefit plans, stock options to the date of termination and (iii) no other compensation,

          (vi) if Employee is terminated for any reason other than those contained in 7(a)(i) to 7(a)(v), then employee shall be entitled to receive all remaining base compensation as described in Section 4(a),

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          from  the  effective  termination  date to the end of the term and the bonus compensation described in Section 4(b) from the effective termination date to the end of the term, paid in accordance with the Company's then current payroll practices, however, once Employee secures future employment or engages in any entrepreneurial or consulting activity, the bonus compensation payments will be forfeited in their entirety.



     B. Good Reason Termination. You may terminate your employment under this Agreement for Good Reason at any time during the term by written notice to the Company no more than 30 days after the occurrence of the event constituting Good Reason. Such notice shall state an effective date no earlier than 30 business days after the date it is given; provided that the Company may set an effective date for your notice at any time after receipt of your notice. The Company shall have 10 business days from giving of such notice within which to cure and, in the event of such cure, your notice shall be of no further force or effect. Good Reason shall mean without your consent:

     (i) the material breach by the Company of its material obligations under this Agreement.

     (ii) a change in your principal work location more then 50 miles from your principal work location.

     (iii)the withdrawal of material portion of your duties described in paragraph 3, or a Change in Control (as defined in section 13 of this Agreement).

     (iv) in the event that your employment terminates under Paragraph 7(B), you shall thereafter receive, less applicable withholding taxes,:

               (a) your salary, as described in Section 4(a), as is in effect on the date on which your employment terminates, until the end of the term, paid in accordance with the Company's then effective payroll practices;


               (b) bonus compensation, as described in Section 4(b), for the remaining term, payable in accordance with the Company's then current payroll practices, however, once Employee secures future employment or engages in any entrepreneurial or consulting activity, the bonus compensation payments will be forfeited in their entirety.

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               (c)  medical and dental insurance  coverage  provided by COBRA at no cost to you (except as herein after described) pursuant to benefit plans determined by the Company until the end of the term or if earlier, the date on which you become eligible for medical and dental coverage from a third party provided that, during the period that the Company provides you with this coverage, an amount equal to the applicable COBRA premiums (or such other amounts as may be required by law) will be included in your income for tax purposes to the extent required by law and the Company may withhold taxes from your compensation for this purpose; and provided further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

               (d) with respect to any stock options granted to you by the Company, all outstanding stock options that have previously vested and become exercisable by the date of such termination shall remain exercisable for three (3) months after such date, or if earlier, until their expiration date

     C. Employee's employment with the Company shall automatically terminate (without notice to Employee's estate) upon the death or loss of legal capacity of Employee.

     D. Non-Renewal Notice/Payments.

     (i) if (x) Company notifies you that it has elected not to extend or renew this Agreement (such notice is referred to as a "Non-Renewal Notice") less than three (3) months before the end of the Term and terminates your employment without cause within three (3) months after the Term; or (y) your employment terminates under Paragraph 7(B) or (C) less than three (3) months before the end of the Term, you shall continue to receive your then current salary for the balance of the three (3) months from the date on which Non-Renewal Notice is given or your employment terminates, whichever is earlier

     (ii) if the Company does not give you a Non-Renewal Notice by the end of the Term and you remain employed through that date but have not entered into a new contractual relationship with the Company, and the Company terminates your employment without cause within three (3) months after the end of the Term, you shall continue to receive your then current salary for the balance, if any, of the three (3) months after expiration of the Term.

     8. No Conflict of Interest; Proper Conduct; Restricted Activities.

     (a) The Company and Employee acknowledge and agree that the Company has divulged and expects to divulge to Employee certain confidential information and trade secrets relating to the Company's business, provide information relating to the Company's customer base and otherwise provide Employee with the ability


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to injure the Company's  goodwill  unless certain  reasonable  restrictions  are imposed upon Employee which are contained in this Section. Employee agrees that such restrictions are reasonable and necessary to protect the goodwill, confidential information and other legitimate business interests of the Company and such restrictions are entered into freely by Employee. Employee acknowledges that the Company's business and Employee's responsibilities are nationwide. The confidential information and trade secrets expected to be divulged to Employee shall include information and trade secrets regarding the Company's business and operations nationwide.

     (b) While employed by the Company, Employee will not compete with the Company, directly or indirectly, either for Employee or as a member of any association, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation whose gross assets exceed $100,000,000), investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, joint venture, registered limited liability partnership or limited liability company, corporation or other entity, in any business in competition with that carried on by the Company or its Related Entities. Employee shall not, without the Company's prior written consent, engage in any activity during Employee's employment that would conflict with, interfere with, impede or hamper the performance of Employee's duties for the Company or would otherwise be prejudicial to the Company's business interests. Employee shall not commit any act or become involved in any situation or occurrence that, in the Company's reasonable judgment, could tend to bring Employee or the Company into public disrepute, contempt, scandal or ridicule, could provoke, insult or offend the community or any group or class thereof, or could reflect unfavorably upon the Company or any of its Sponsors or Affiliates. Employee shall comply with all applicable  laws  and  regulations  governing  the  Company  and  its  business, including without limitation, regulations promulgated by the Federal Communications Commission or any other regulatory agency.

     (c) Employee further agrees that, for a period of three (3) months from and after Employee's last day of employment under this Agreement (the "Restricted Period"), regardless of cause, Employee will not engage in or carry on, directly or indirectly, either for Employee or as a member of an association, trust, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation, whose gross assets exceed $100,000,000), or as an investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, corporation, joint venture, registered limited liability partnership or limited liability company, or other entity, any Restricted Activity. Restricted Activities shall consist of: (i) providing services to a traffic, news, sports, weather or other information report gathering or broadcast service or to a radio network or syndicator, or any direct or indirect competitor of Westwood or its Related Entities; or (ii) forming or providing operational assistance to any business or a division of any business engaged in the foregoing activities. It is understood however, that Employee will continue to have the rights to vest and exercise his options during this Restricted Period.

     (d) Employee further covenants and agrees that during the Restricted Period, Employee will not either individually, or on behalf of any other person,

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association, trust, partnership, joint venture, limited liability partnership or limited company or other entity as an owner, member, partner, agent, trustee, shareholder, joint venturer or otherwise, directly or indirectly, solicit any customer and/or Sponsor of the Company or its Related Entities in competition with the Company.

     (e) Employee further agrees that during the Restricted Period, Employee will neither employ nor offer to employ nor solicit employment of any employee or consultant of the Company or its Related Entities.

     (f) Employee further agrees not to solicit, divert or attempt to divert any business, patronage or customer of the Company or its Related Entities to Employee or a competitor or rival of the Company or its Related Entities during the Restricted Period.

     (g) Employee agrees that the limitations set forth herein on Employee's rights are reasonable and necessary for the protection of the Company and its Related Entities. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Employee's activities specified herein, are reasonable and necessary for the protection of the Company and its Related Entities.

     (h) Employee agrees that the remedy at law for any breach by Employee of this Section 8 will be inadequate and that the Company shall be entitled to injunctive relief (without bond or other undertaking).

     Employee and Company agree that to the extent a court of competent jurisdiction or appropriate arbitral tribunal finds any of the foregoing covenants to be overly broad based on applicable law, then the parties agree that the court shall reform the covenants to the extent necessary to cause such covenants to be reasonable and enforce such covenants as reformed against Employee.

     (j) Employee agrees that during the Term and for the Restricted Period, you shall not, in any communication with the press or other media or any customer, client, supplier or Westwood One, criticize, ridicule, or make any statement which disparages or derogatory of the Company or any of its affiliates or any of their respective Directors of Senior Officers.


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     9.  Confidential   Information  and  the  Results  of  Services.   Employee
acknowledges that the Company has established a valuable and extensive trade in the services it provides, which has been developed at considerable expense to the Company. Employee agrees that, by virtue of the special knowledge that Employee has received or will receive from the Company, and the relationship of trust and confidence between Employee and the Company, Employee has or will have certain information and knowledge of the operations of the Company that are
confidential  and  proprietary  in  nature,   including,   without   limitation,
information about Affiliates and Sponsors. Employee agrees that during the term hereof and at any time thereafter Employee will not make use of or disclose,
without  the  prior  consent  of  the  Company,   Confidential  Information  (as
hereinafter defined) relating to the Company and any of its Related Entities (including, without limitation, its Sponsor lists, its Affiliates, its technical systems, its contracts, its methods of operation, its business plans and opportunities, its strategic plans and its trade secrets), and further, that Employee will return to the Company all written materials in Employee's possession embodying such Confidential Information. For purposes of this Agreement, "Confidential Information" means information obtained by Employee during Employee's employment relationship with the Company which concerns the affairs of the Company or its Related Entities and which the Company has requested be held in confidence or could reasonably be expected to desire to be held in confidence, or the disclosure of which would likely be embarrassing,
detrimental  or   disadvantageous  to  the  Company  or  its  Related  Entities.
Confidential Information shall also include the terms of this Agreement (except with respect to Employee's legal and tax advisors, and immediate family). Confidential Information, however, shall not include information, which Employee can show by written document to be:

     (a) Information that is at the time of receipt by Employee in the public domain or is otherwise generally known in the industry or subsequently enters the public domain or becomes generally known in the industry through no fault of Employee;

     (b) Information that at any time is received in good faith by Employee from a third party which was lawfully in possession of the same and had the right to disclose the same.

The parties hereto agree that the remedy at law for any breach of Employee's obligations under this Section 9 of this Agreement would be inadequate and that any enforcing party shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of this Section.

     10. Advertising and Publicity. Employee hereby grants the Company the royalty-free right to use and license others to use Employee's name, nickname, recorded voice, biographical material, portraits, pictures, and likenesses for advertising purposes and purposes of trade, promotion and publicity in connection with the institutions, services and products for the Company, its Related Entities, Sponsors and Affiliates, such uses to be at such times, in such manner and through such media as the Company may in its sole discretion determine. Such right shall last for so long as Employee is employed by the Company and, in connection with the use or exploitation of any material in which Employee has been involved during Employee's employment, perpetually thereafter. Employee shall not authorize or release any advertising or promotional matter or publicity in any form with reference to Employee's services hereunder, or to the Company's or its Related Entities' programs, Sponsors or Affiliates, without the Company's prior written consent.

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     11. Work for Hire. Employee agrees that any ideas, concepts, techniques, or computer programs relating to the business or operations of the Company and its Related Entities which are developed by Employee during Employee's employment hereunder, including each program and announcement prepared for broadcast, and the titles, content, format, idea, theme, script, characteristics, and other attributes thereof, shall be deemed to have been made within the scope of Employee's employment and therefore constitute works for hire and shall automatically upon their creation become the exclusive property of the Company. To the extent such items are not works for hire under applicable law, Employee assigns them and any and all intangible proprietary rights relating thereto to the Company in their entirety and agrees to execute any and all documents necessary or desired by the Company to reflect the Company's ownership thereof.

     12. Communications Act of 1934. Employee represents and warrants that neither Employee nor, to the best of Employee's knowledge, information and belief, any other person, has accepted or agreed to accept, or has paid or provided or agreed to pay or provide, any money, service or any other valuable consideration, as defined in Section 507 of the Communications Act of 1934, as amended, for the broadcast of any matter contained in programs. Employee further represents and warrants that, during Employee's employment, Employee shall comply with all legal requirements.

     13. Merger or Reorganization. The event of any merger, consolidation, dissolution or reorganization of the Company (including but not limited to any reorganization where the Company is not the surviving or resulting entity), or any transfer of all or substantially all of the assets of the Company to an entity other than Viacom, Inc. or any of its subsidiaries or affiliates, shall be considered a Change in Control (herein referred to as "Change in Control"). To clarify any merger, consolidation, dissolution or reorganization with Viacom, Inc. or any of its subsidiaries or affiliates would not be deemed a Change in Control. The provisions of this Agreement shall inure to the benefit of and shall be binding upon the surviving or resulting partnership or the corporation (or other entity) or person(s) to which such assets shall be transferred.

     14. Remedies. Except as it may elect otherwise, the Company shall have all rights, powers or remedies provided by law or equity for breach of this Agreement available to it, it being understood and agreed that no one of them shall be considered as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy. Without limiting the generality of the foregoing, Employee agrees that, in addition to all other rights and remedies available at law or in equity, the Company shall be entitled to enforcement of this Agreement in accordance with the principles of equity (without bond or undertaking), the remedy at law being hereby agreed and acknowledged by Employee to be inadequate.

     15. Waiver of Breach of Agreement. If either party waives a breach of this Agreement by the other party, that waiver will not operate or be construed as a waiver of any subsequent breaches.

     16. Assignment. The rights of the Company hereunder may, without the consent of Employee, be assigned by the Company to any Related Entity or successor of the Company or any entity which acquires all or substantially all


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of the  Company's  assets.  Except as provided in the  preceding  sentence or in
Section 13 hereof, the Company may not assign all or any of its rights, duties or obligations hereunder without the prior written consent of Employee. This Agreement is not assignable by Employee. Any attempt by Employee to assign this Agreement, or any portion thereof, shall be deemed null and void and of no force and effect.

     17. Notices. All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the United States mail, first class, postage prepaid, registered or certified, addressed as follows:

     (a) If to Employee, addressed to Employee at the address set forth below Employee's name on the execution page hereof.

     (b) If to the Company, addressed to:

                      Westwood One, Inc.
                      40 West 57th Street, 15th Floor
                      New York, New York 10019
                      Attention: Chief Executive Officer
                      With a copy to the General Counsel

or to such other address as either party hereto may request by written notice as herein provided.

     18. Severability. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision shall be reformed to make it a valid and enforceable provision to the maximum extent permitted by law.

     19. Title and Headings; Exhibits. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all exhibits referred to herein are, by such reference, incorporated herein and made a part hereof.

     20.  Certain  Definitions.   As  used  in  this  Agreement,  the  following
capitalized terms shall have the meanings indicated:

     (a) Affiliates. Any organization, entity or person with whom the Company or any of the Company's Related Entities has or had a contract or other arrangement to provide traffic, news, weather, sports, entertainment or other information or national or regional radio network or syndicated programming, whether by broadcast, computer or any other means.

     (b) Change in Control. The event of any merger, consolidation, dissolution or reorganization of the Company (including but not limited to any reorganization where the Company is not the surviving or resulting entity), or any transfer of all or substantially all of the assets of the Company to an entity other than Viacom, Inc. or any of its subsidiaries or affiliates, shall be considered a Change in Control.

     (c) Sponsor(s). Any and all client advertisers of the Company or its Related Entities including without limitation advertisers whose commercial material is to be, is or was incorporated in any one or more of the Company's programs or announcements, live or recorded, broadcast over the facilities of the Company, by the Company, or pursuant to an arrangement with a Affiliate.

     (d) Related Entity or Related Entities. Any entity (or entities) that directly or indirectly controls, is controlled by, or is under common control with the Company (or its successor or assign), including but not limited to Westwood One Radio Networks, Inc., Westwood One Radio, Inc., Metro Networks Communications, Inc. and Metro Networks Communications, Limited Partnership. The term "entity" as used in this Section 20(c) means an individual, corporation, partnership, joint venture, limited liability partnership or limited liability company, trust, unincorporated organization, association or other entity. As used in this Section 20(c), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

     21. Choice of Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     22. Arbitration. The parties hereby agree that any and all claims or controversies relating to Employee's employment with the Company, or termination thereof, including but not limited to claims for breach of contract, tort, unlawful discrimination or harassment (as well as any claims arising under Title VII, the Americans with Disabilities Act, and the Age Discrimination in Employment Act), and any violation of any state or federal law ("Arbitrable Claims"), except for equitable relief sought by a party in aid of arbitration, shall be resolved by arbitration in accordance with the then applicable JAMS Employment Arbitration Rules And Procedures. However, claims under applicable workers' compensation laws or the National Labor Relations Act shall not be subject to arbitration. Arbitration under this Agreement shall be the exclusive remedy for all Arbitrable Claims and shall be final and binding on all parties. Unless the parties mutually agree otherwise, the Arbitrator shall be selected from a panel provided by JAMS and the arbitration shall be held in New York County, New York. Any court having jurisdiction thereof may enter judgment on the award rendered by the arbitrator(s). THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY OF ANY MATTERS SUBJECT TO ARBITRATION UNDER THIS AGREEMENT.

     23. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, successors and permitted assigns.
                                    Page 11

     24. Entire Agreement and Amendment. This Agreement supersedes all prior understandings and agreements between the parties (including the Company's Related Entities) with respect to the subject matter hereof. This Agreement contains the entire agreement of the parties with respect to the subject matter covered hereby and may be amended, waived or terminated only by an instrument in writing executed by both parties hereto.

     25. Execution by Company. Submission of this Agreement to Employee, or Employee's agents or attorneys, for examination or signature does not constitute or imply an offer of employment, and this Agreement shall have no binding effect until execution hereof by both the Company and Employee.

     26. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.




     IN WITNESS WHEREOF, this Agreement is EXECUTED as of the ___ day of ___________, 2003 to be EFFECTIVE FOR ALL PURPOSES as of the Effective Date.

                                        "COMPANY"

                                        WESTWOOD ONE, INC.



                                        By:/S/ JACQUES TORTOROLI
                                        ------------------------
                                        Printed Name:  Jacques Tortoroli
                                        Title:  Executive Vice President and
                                                Chief Financial Officer



                                        "EMPLOYEE"


                                        /S/ ANDREW ZAREF
                                        -------------------------------
                                        Andrew Zaref
                                        Address: 21 Glen Rock Road
                                                 Cedar Grove, NJ 07009


                                    Page 12